Exhibit 23.3

                         TSCHOPP, WHITCOMB & ORR, P.A.
                          Certified Public Accountants
                    2600 Maitland Center Parkway, Suite 330
                            Maitland, Florida 32751
                  Telephone: 407 875-2760 * Fax: 407 875-2762


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form SB-2 of Bio-One Corporation of our report, dated November 17, 2003 relating to the financial statements of Physicians Nutraceutical Laboratories, Inc., as of and for the year ended December 31, 2002.


/s/ Tschopp, Whitcomb & Orr, P.A.



Maitland, Florida
May 6, 2004